SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 28, 2000

JAGUAR INVESTMENTS, INC.

(Exact name of small business issuer as specifies in its charter)

Nevada (State or other Jurisdiction)	0-25753 (Commission File Number)	87-0449667 (IRS Employer Identification No.)

1037 East 3300 South #203, Salt Lake City, UT (Address of principal executive offices) Registrants telephone number, including area code:	84106 (Zip Code) (801) 467-6715

Item 6. Resignations of Registrant's Directors.

On March 28, 2000 Jaguar Investments, Inc. (the "Company") received letters from Mr. James R. Glavas ("Glavas"), Mr. Bruce Ross ("Ross") and Mr. Martin L. Smart ("Smart") wherein Glavas, Ross and Smart resigned as directors of the Company, effective, at the close of business March 28, 2000.

The letters of resignation of Glavas, Ross and Smart did not describe or refer to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Prior to acceptance of the resignations, of Glavas, Ross and Smart, Dan Starczewski was appointed as a Director to serve until is successor is elected by the shareholders of the Company.

Dan Starczewski, age 53, has been the President, Chief Executive Officer and a Director of Infusion Capital Corp. since January of 1998. Prior thereto from mid-1992 till December 1997 he was president of Investor Resource Services, Inc. Mr. Starczewsk attended St. Johns's River College, Palatka, Florida..

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

.

Exhibit 17(b) (2)	Letters of resignation of James R. Glavas, Bruce Ross and Martin Smart dated March 28, 2000

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jaguar Investments, Inc.
(Registrant)

By: /s/ Dan Starczewski, Chairman
of the Board of Directors

Date: April 10, 2000

EXHIBITS

To the Board of Directors of Jaguar Investments, Inc. the undersigned hereby resigns effective this date as President and Director of Jaguar Investments, Inc. /s/ James R. Glavas, March 28, 2000

To the Board of Directors of Jaguar Investments, Inc. the undersigned hereby resigns effective this date as Vice President and Director of Jaguar Investments, Inc. /s/ Bruce Ross, March 28, 2000

To the Board of Directors of Jaguar Investments, Inc. the undersigned hereby resigns effective this date as Secretary and Director of Jaguar Investments, Inc. /s/ Martin L. Smart, March 28, 2000